SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 26, 2010

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 Performance Plan

On February 26, 2010, Internet Capital Group, Inc.'s (the "Company's") Board of Directors (the "Board") established the Internet Capital Group 2010 Performance Plan (the "Performance Plan"). The Performance Plan sets forth specific business goals against which the Company's and its wholly-owned subsidiaries' executive officers, employees and other service providers will be measured for purposes of awarding bonuses in respect of the Company's fiscal year ending December 31, 2010. Awards under the Performance Plan can range between zero percent (0%) and two hundred percent (200%) of an individual's target amount.

The Company's 2010 goals include quantitative and qualitative goals. The relative weighting of each element of the Company-specific goals is described below.

Eighty percent (80%) of the bonus potential related to Company goals is tied to the accomplishment of quantitative goals. Twenty percent (20%) of the potential bonus award is tied to the realization of specified aggregate revenue goals for the Company's consolidated core partner companies, and fifteen percent (15%) of the potential bonus award is tied to the achievement of specified aggregate EBITDA performance goals for these companies. Ten percent (10%) of the potential bonus award is tied to the realization of specified revenue goals for the Company's other core private partner companies, and ten percent (10%) of the potential bonus award is tied to the achievement of specified EBITDA performance goals for these companies. Fifteen percent (15%) of the potential bonus award relates to the Company's acquisition of controlling stakes in two partner companies. Ten percent (10%) of the potential bonus award relates to the Company consummating an aggregate of $50 million of transactions pursuant to which the Company (1) strategically monetizes one or more partner companies and/or (2) issues shares of the Company's common stock for cash or in connection with one or more acquisitions.

Twenty percent (20%) of the potential bonus is tied to execution against the following qualitative goals: (1) execution of strategic initiatives, (2) improvement in communicating the value of the Company's underlying assets, (3) enhancement of the ICG brand, (4) development of the Company's acquisition pipeline, (5) performance and competency of partner company executives and (6) reaction to unforeseen market/business conditions.

Following the end of the Company's fiscal year, the Compensation Committee of the Board (the "Compensation Committee") will evaluate the Company's 2010 performance and determine the extent to which the 2010 Company goals and individual goals were achieved. Based upon this assessment, the Compensation Committee will award bonuses in accordance with the terms of the Performance Plan.

The foregoing description of the Performance Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Performance Plan. A copy of the Performance Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:
Exhibit No.	Description
10.1	Internet Capital Group 2010 Performance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: March 3, 2010	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group 2010 Performance Plan